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January 7, 2005

To:   The Holders of Aircraft Lease Portfolio Securitization 92-1 Limited and ALPS 96-1
      Pass Through Trust:

      CLASS A CERTIFICATES, Cusip Numbers 02109PAA8;U02029AA1;02109PAE0;
      CLASS B CERTIFICATES, Cusip Numbers 02109PAF7; U02029AB9;
      CLASS C CERTIFICATES, Cusip Number 02109PAG5;
      CLASS D CERTIFICATES, Cusip Number 02109PAH3;
      CLASS E-1 NOTES, Cusip Number AL9601108;
      CLASS E-2 NOTES, Cusip Number AL9601109

Re:   Revised Statements to Certificateholders

--------------------------------------------------------------------------------------------

Attached please find revised "Statements to Certificateholders" for the July 15, 2004
Payment Date through the December 15, 2004 Payment Date. The Statements to
Certificateholders, beginning with the July 15, 2004 Statement to Certificateholders, sent to you as attachments to the Trustee's November 30, 2004 letter inadvertently did not reflect new "Average Appraised Values" as of June 30, 2004. This error continued through the December 15, 2004 Statement to Certificateholders. The October 15, 2004 Statement to
Certificateholders also contained an inadvertent error in the "Aircraft Book Values." The attached revised Statements to Certificateholders reflect accurate data. No distributions are affected by these revisions.

Deutsche Bank Trust Company Americas, as Trustee, apologizes for any inconvenience this may have caused you.  Please contact Michele Voon at telephone (212) 250-8454 or Brendan Meyer at telephone (212) 250-2921 with any questions.

                        Deutsche Bank Trust Company Americas
                        (formerly Bankers Trust Company),
                        As Trustee

Attachments

* Deutsche Bank Trust Company Americas is not responsible for the selection or use of and makes no representation as to the correctness of the CUSIP numbers listed above. The above
CUSIP numbers have been included solely for holder convenience.